Exhibit 32.1
Certification by the Chief Executive Officer and Chief Financial Officer
The undersigned officers of Northwest Bancorp, Inc. (the “Company”) hereby certify that, to the best of their knowledge:
1.	The Company’s quarterly report on Form 10-Q for the period ended March 31, 2006 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 9, 2006	/s/ William J. Wagner
Date	William J. Wagner
President and Chief Executive Officer

May 9, 2006	/s/ William W. Harvey, Jr.

Date	William W. Harvey, Jr.
Senior Vice President and Chief Financial Officer
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.
A signed original of this written statement required by Section 906 has been provided to Northwest Bancorp, Inc. and will be retained by Northwest Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.